Exhibit 4

                           COMMERCEFIRST BANCORP, INC.
                           ---------------------------

                                  WARRANT PLAN
                                  ------------
                             AS AMENDED AND RESTATED
                             -----------------------
                       EFFECTIVE AS OF SEPTEMBER 18, 2003
                       ----------------------------------

                                    ARTICLE I
                               PURPOSE OF THE PLAN

         CommerceFirst Bancorp, Inc. (the "Company") has previously determined that it is in the best interests of the Company to issue non-transferable warrants to the Organizers of CommerceFirst Bank (the "Bank") to purchase shares of the Company's common stock, $.01 par value per share, in an amount equal to Fifteen percent (15%) of the Shares sold in the Company's initial public offering of Common Stock and has adopted an amended and restated Warrant Plan to that effect (the "Warrant Plan"). The Company has issued 822,250 shares of Common Stock in such offering and will issue Warrants to purchase 123,337 shares of Common Stock pursuant to the Warrant Plan. Each Warrant will entitle the holder thereof to purchase one share of Common Stock at an initial exercise price of $10.00 per share. The Company has therefore adopted this amended and restated Warrant Plan as of the date set forth herein to reflect the final terms of the Warrant Plan and to set forth the procedures for implementation and operation of the Warrant Plan.

                                   ARTICLE II
                                SCOPE OF THE PLAN

         Section 1. Definitions. The following terms shall have the meanings set forth below:

         1.1 "Board" means the Board of Directors of the Company.

         1.2 "Common Stock" means the common stock, $.01 par value per share, of the Company.

         1.3 "Commencement Date" means August 18, 2000, immediately after the close of the Company's initial public offering.

         1.4 "Exercise Price" means the exercise paid as initially established pursuant to Section 8 hereof at $10.00 per share as the same may be adjusted from time to time pursuant to Section 10 hereof.

         1.5 "Expiration Date" shall be 5:00 p.m., Eastern Time, on August 18, 2010 unless sooner accelerated, exercised, forfeited or called by the Company in accordance with this Warrant Plan.

         1.6 "Plan" means this Warrant Plan, as initially adopted by the Board on September 17, 1999, and amended and restated on June 21, 2000 and September 18, 2003, as set forth herein and as amended from time to time.

         1.7 "Shares" means the 123,337 shares of Common Stock initially reserved for issuance pursuant to Warrants as the same may be adjusted from time to time pursuant to Section 10 hereof.

         1.8 "Warrant" means the Warrants to purchase Common Stock granted pursuant to this Plan.

         1.9 "Warrant Certificate" means the evidence of ownership of Warrants, as executed and issued by the Company in substantially the form attached hereto as Exhibit B.

         Section 2. Warrants. There are hereby authorized 123,337 Warrants which shall be issued to the Organizers listed on Exhibit A hereto in the amounts set forth next to their names therein.

         Section 3. Form of Warrants. The Warrant Certificate shall be substantially in the form set forth in Exhibit B hereto, and may have such designations, legends and endorsements as the Company may deem appropriate and as are not inconsistent with the provisions of this Plan, or as may be required to comply with law. Each Warrant Certificate shall entitle the registered holder thereof, subject to the provisions of this Plan and of such Warrant Certificate, to purchase the number stated therein of fully paid and non-assessable shares of Common Stock evidenced by such Warrant Certificate at the Exercise Price.

         Section 4. Issuance of Warrants. The Warrant Certificate when issued shall be dated and signed on behalf of the Company, manually or by facsimile signature, by its Chairman of the Board or President, and by its Secretary or an Assistant Secretary under its corporate seal. The seal of the Company may be in the form of a facsimile thereof and may be affixed to the Warrants.

         Section 5. Registration of Warrant Certificates: Registered Owners. The Company shall maintain or cause to be maintained books for registration of ownership of the Warrant Certificates used hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates and the number of Warrants evidenced by each such Warrant Certificate. The Company may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise of such Warrants and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         Section 6. Mutilated, Destroyed, Lost or Stolen Warrant Certificates. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, receipt by the Company of indemnity or security reasonably satisfactory to it, and reimbursement to it of all the reasonable expenses incidental thereto, and in the case of mutilation, upon surrender and cancellation of the Warrant Certificate, the Company shall deliver a new Warrant Certificate of like tenor representing in the aggregate the same number of Warrants.

         Section 7. Payment of Taxes. The Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant or any certificates for shares of Common Stock in a name other than that of the registered holder of the Warrant or Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant or certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax, if any, or shall have established to the satisfaction of the Company that such tax, if required, has been paid.

         Section 8. Exercise, Purchase Price and Duration of Warrant. Subject to the provisions of this Plan, the registered holder of a Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to that holder) one fully paid and non-assessable share of Common Stock for each Warrant at the initial exercise price of $10.00 per share (subject to adjustment as provided in Section 10 hereof), upon the surrender of the Warrant Certificate evidencing such Warrant. Each Warrant shall be exercisable during the period beginning on August 18, 2000 and ending at 5:00 p.m. Eastern time, on the Expiration Date, with the Form of Election to Exercise duly completed and executed, and payment of the Exercise Price in lawful money of the United States of America in cash or by cashier's or certified check payable to the Company. The holder may exercise its rights under the Warrants only as follows:

         (a) no Warrant may be exercised prior to the first anniversary of the Commencement Date;

         (b) beginning on the first anniversary of the Commencement Date, thirty percent (30%) of the Warrants issued to the holder may be exercised to the holder;

         (c) beginning on the second anniversary of the Commencement Date, an additional thirty percent (30%) of the Warrants issued to the holder may be exercised by the holder; and

         (d) beginning on the third anniversary date of the Commencement Date, the remaining forty percent (40%) of the Warrants may be exercised by such holder provided that, in each case the holder (other than Citizens, Inc.) has continuously served as a Director of the Bank since the Commencement Date through the date such Warrants become exercisable.

         The exercisable price and the shares of Common Stock issuable upon exercise of a Warrant shall be subject to adjustment from time to time in the manner specified in Section 10 and, as initially established or as so adjusted, are referred to herein as the "Exercise Price" and the "Shares", respectively. The Warrants shall be so exercisable either as an entirety or from time to time in part at the election of the registered holder thereof except that the Company shall not be required to issue certificates in denominations of less than 100 shares. In the event that fewer than all Warrants evidenced by a Warrant Certificate are exercised at any time prior to 5:00 p.m. Eastern time on the Expiration Date, a new Warrant Certificate will be issued for the Warrants not so exercised.

         No payments or adjustments shall be made for any cash dividends, whether paid or declared, on Shares issuable on the exercise of a Warrant. No fractional Shares shall be issued upon exercise of Warrant, but, in lieu thereof, there shall be paid to the registered holder of the Warrant Certificate evidencing such Warrant or other person designated on the Form of Election to Exercise as soon as practicable after date of surrender, an amount in cash equal to the fraction of the current market value of a share of Common Stock equal to the fraction of a share to which such Warrant related. For such purpose, the current market value of a share shall be the book value of the Common Stock as of the last day of the month immediately preceding the date of the Election to Exercise.

         Subject to Section 7 hereof, upon surrender of a Warrant Certificate with the Form of Election to Exercise duly completed and executed, together with payment of the Exercise Price, the Company shall issue and deliver the full number of Shares issuable upon exercise of the Warrants tendered for exercise. Shares shall be deemed to have been issued, and any person so designated by the registered holder shall be deemed to have become the holder of record of a Share, as of the date of the surrender of the Warrant Certificate to which the Share relates and payment of the appropriate Exercise Price; provided, however, if the date of surrender of a Warrant certificate shall occur within any period during which the transfer books for the Company's Common Stock are closed for any purpose, such person shall not be deemed to have become a holder of record of a Share until the opening of business on the day of reopening said transfer books, and certificates representing such Shares shall not be issuable until such day.

         Section 9. Reservation of Shares. The company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, through the close of Business on the Expiration Date, the number of Shares deliverable upon the exercise of all outstanding Warrants.

         The Company covenants that all Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and non-assessable. The Shares to be issued upon the exercise of such Warrants were included in the Company's Registration Statement on Form SB-2 (File No. 333-91817) under the Securities Act of 1933, which was declared effective by the Securities and Exchange Commission on February 22, 2000, and following staleness and termination thereof, shall be registered on a Form S-8, to the extent available, or following notice of intent to exercise and sell, on another other appropriate form. The Company covenants that, subject to its continued obligation to file reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, and satisfaction of that obligation and availability of current public information requirements of Rule 144 under the Securities Act of 1933, such shares shall be registered and tradable, subject to limitations of Rule 144, if applicable.

         Section 10. Adjustment of Exercise Price and Number of Shares Purchasable. The Exercise Price and the number of shares which may be purchased upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence, after the date hereof, if the company shall (i) declare a dividend on the Common Stock payable in Shares of common stock, (ii) subdivide the outstanding Common Stock into greater number of shares, or (iii) combine the outstanding common stock into a smaller number of shares, then the exercise price in effect on the record date for that dividend or on the effective date of that subdivision or combination, and/or the number and kind of shares of capital stock issuable on that date, shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive solely the aggregate number and kind of shares of capital stock which, of the warrant had been exercised immediately prior to that date, such holder would have owned upon exercise and been entitled to receive by virtue of that dividend, subdivision, or combination. The foregoing adjustments shall be made by the company successively whenever any event listed above shall occur.

         Section 11. Expiration of Warrants. The warrants shall expire, if not otherwise accelerated, exercised, forfeited or called by the company as provided for herein, on August 18, 2010.

         Should a holder cease to be a Director of the Bank as a result of the death or disability of such Director, any warrants which have been granted to such holder and have vested pursuant to this plan shall expire, if not otherwise accelerated, exercised or called by the company, as provided for herein, One (1) year from the date that such holder ceases to be a Director of the Bank. In all other cases, except in the case of Citizens, Inc., should a holder cease to be a Director of the Bank, any warrants which have been granted to such holder and have vested pursuant to this plan shall expire, if not otherwise accelerated, exercised or called by the Company as provided for herein, Ninety (90) days from the date that such holder ceases to be a Director of the Bank.

         Section 12. Company's Right to Call. Warrants granted pursuant to this Plan may be called by the Company at any time in the event of a merger, sale, acquisition, share exchange or similar extraordinary event upon approval of such event by the Company's Board of Directors. Upon exercise of the right to call by the Company, the Warrant holder will have Ninety (90) days in which to exercise the Warrant or it will expire. In the event of such a call, subsequent non-exercise by the Warrant holder and therefore expiration of the Warrant, the Company's obligation to the Warrant holder will be to pay to the Warrant holder cash equal to the difference between the Exercise Price of the Warrant and the transaction value of the Warrant had the Warrant been exercised upon the closing of the transaction which gave rise to the call.

         Section 13. Required Exercise by Federal Regulator. If at any time during the duration of this Plan, the Bank's Capital falls below the minimum requirements, as determined by its state or primary federal regulator, the Bank's primary federal regulator may direct the company to require each holder to exercise or forfeit their Warrants, under such terms and conditions as are determined between the Company and the Bank's primary federal regulator.

         Section 14. Notices to Warrant Holders. Upon any adjustment to the Exercise Price pursuant to Section 10 hereof, the Company within Twenty (20) calendar days thereafter shall cause to be given to the registered holders of outstanding Warrant Certificates at their respective addresses appearing on the Warrant Certificate register written notice of the adjustments by first class mail, postage prepaid. In the event the Company calls the Warrants as provided in Section 12 hereof, or has been directed by the Bank's primary federal regulator to require each holder to exercise or forfeit their Warrants, the Company shall promptly cause written notice to be given to the registered holders of outstanding Warrant Certificates at their respective addresses appearing on the Warrant Certificate register.

         Section 15. Supplements and Amendments. The Company may from time to time supplement or amend this Plan upon approval by two-thirds (2/3s) of the Company's Directors without the consent or concurrence of or notice to any holders of Warrant Certificates or Warrants in order to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to correct any defective provision, clerical omission, mistake or manifest error herein contained, or to make any other provision with respect to matters or questions arising under this Plan which shall not be inconsistent with the provisions of the Warrant Certificates; provided that such action shall not adversely affect the interests of the holders of the Warrant Certificates or Warrants.

         Section 16. Governing Law. This Plan and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by, construed and enforced in accordance with the laws of said State.

         Section 17. Benefits of This Plan. Nothing in this Plan shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates or Warrants any legal or equitable right, remedy or claim under this Plan; this Plan shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

         Section 18. Non-Transferability. In order to encourage the continued involvement of the Organizers in the Bank, title to the Warrants granted pursuant to this Warrant Plan is personal to the Organizer and is non-transferable.

         IN WITNESS WHEREOF, the Company's Board of Directors and the Organizers of CommerceFirst Bank have approved the foregoing procedures for the implementation and operation of the Warrant Plan as of September 18, 2003 and agree to be bound by its terms.


___________________________________         ____________________________________
Milton D. Jernigan, II                      Alvin R. Maier
Organizer and Director                      Organizer and Director

___________________________________         ____________________________________
Edward B. Howlin, Jr.                       Richard J. Morgan
Organizer and Director                      Organizer and Director

___________________________________         ____________________________________
Lamont Thomas                               Milton D. Jernigan, Sr.
Organizer and Director                      Organizer

___________________________________         ____________________________________
Michael J. Miller                           Robert R. Mitchell
Organizer                                   Organizer

___________________________________         ____________________________________
John A. Richardson, Sr.                     George C. Shenk, Jr.
Organizer                                   Organizer

___________________________________         ____________________________________
Dale R. Watson                              Jerome A. Watts
Organizer                                   Organizer


                        CITIZENS. INCORPORATED
                        Organizer

                        By: _____________________

                        Title: __________________

                                    EXHIBIT A


                            DISTRIBUTION OF WARRANTS

                                                             NUMBER OF
ORGANIZER                                                    WARRANTS
---------                                                    --------

Milton D. Jernigan II                                         8,876
Alvin R. Maier                                               16,965
Edward B. Howlin, Jr.                                        20,320
Richard J. Morgan                                             6,072
Lamont Thomas                                                 8,124
Milton D. Jernigan, Sr.                                       9,596
Michael J. Miller                                             8,064
Robert R. Mitchell                                            8,064
John A. Richardson, Sr.                                       8,064
George C. Shenk, Jr.                                          8,064
Dale R. Watson                                                8,064
Jerome A. Watts                                               8,064
Citizens, Inc.                                                5,000
                                                            -------
          Total                                             123,337

                                    EXHIBIT B

Certificate No. ____                                   Number of Warrants: _____


                           COMMERCEFIRST BANCORP, INC.
                           ---------------------------

                       WARRANT CERTIFICATE FOR PURCHASE OF
                          COMMON STOCK ($.01 PAR VALUE)

             (See Reverse side for Summary of Terms of Warrant Plan)

         THIS CERTIFIES THAT, for value received, ________________________is the holder of the number of Warrants set forth above, each of which entitles the holder to purchase, subject to the terms and conditions hereof and of the Warrant Plan referred to herein, prior to the Expiration Date (as herein defined), one share of Common Stock, $.01 par value per share ("Shares"), of CommerceFirst Bancorp, Inc., a Maryland corporation ("Company") at $10.00 per share ("Exercise Price"), payable to the Company in cash, or by cashier's check or other official bank check. Exercisable Warrants may be exercised by delivery and surrender of this Warrant Certificate, along with the form of Election to Exercise on the reverse hereof duly completed and executed together with payment of the Exercise Price at the office of the Company or its duly appointed agent. THE WARRANTS EVIDENCED BY THIS WARRANT CERTIFICATE ARE NOT TRANSFERABLE.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject to all of the terms, provisions and conditions of that certain Warrant Plan adopted by the Company as of September 17, 1999, as amended and restated as of June 21, 2000 and as of ________, 2001 (hereinafter called the "Warrant Plan"), to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Plan and the summary of its terms set forth on the reverse side of this Warrant Certificate are hereby incorporated into this Warrant Certificate by reference and made a part hereof. The Warrant Plan sets forth the terms and conditions under which the exercise price for a Warrant, the number of shares to be received upon exercise of a Warrant, or both, may be adjusted. Reference is hereby made to the Warrant Plan for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the holders of the Warrant Certificates or Warrants and all Warrants and Warrant Certificates are subject, in all respects, to the same. In the event of any conflict between the provisions of this Warrant Certificate and the Warrant Plan, the provisions of the Warrant Plan shall control.

         Copies of the Warrant Plan are available for inspection at the Company's Office, or may be obtained upon written request addressed to the Secretary, CommerceFirst Bancorp, Inc., 1804 West Street, Annapolis, Maryland 21401. The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants or Shares, but shall make adjustments therefore in cash on the basis of the current market value of an fractional interest as provided in the Warrant Plan.

         The Warrants evidenced by this Warrant Certificate shall expire at 5:00 p.m. Eastern time on August 18, 2010 or sooner if accelerated, exercised, forfeited or called by the Board of Directors pursuant to the Warrant Plan. The day and time of expiration is referred to herein as the "Expiration Date".

         IN WITNESS WHEREOF, COMMERCEFIRST BANCORP, INC. has caused this certificate to be executed by the signature of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated_____________________                ______________________________________
                                          Chairman of the Board or President


                                          ______________________________________
                                          Secretary or Assistant Secretary

                      (Reverse Side of Warrant Certificate)

                           COMMERCEFIRST BANCORP, INC.
                        SUMMARY OF TERMS OF WARRANT PLAN

         The Warrant Plan provides that, upon the occurrence of certain events, the initial exercise price set forth on the face of this Warrant Certificate may, subject to specified conditions, be adjusted (such exercise price, as initially established or as adjusted from time to time, is referred to herein as the "Exercise Price"). If the Exercise Price is adjusted, the Warrant Plan provides that the number of shares which can be purchased upon the exercise of each Warrant represented by this Warrant Certificate and the type of securities or other property subject to purchase upon the exercise of each Warrant represented by this Warrant Certificate are subject to modification or adjustment.

         The Warrants evidenced by this Warrant Certificate may not be immediately exercisable and may not be exercisable at all unless and until the conditions to the same, as specified in the Warrant Plan, occur. The Warrant Plan also permits the Company to call the Warrants represented by this Warrant Certificate at any time in the event of a merger, sale, acquisition, share exchange or similar extraordinary event. The Company may require holders to exercise or forfeit the Warrants represented by this Warrant Certificate in the event the capital of the Company's wholly owned subsidiary, CommerceFirst Bank (the "Bank") falls below the minimum requirements as determined by the Bank's primary federal regulator.

         The Warrants evidenced by this Warrant Certificate shall expire at 5:00 p.m. Eastern Time on August 18, 2010, unless sooner accelerated, exercised, forfeited or called in accordance with the Warrant Plan.

         In the event that upon any exercise the number of Warrants exercised shall be fewer than the total number of Warrants represented hereby, the Company shall issue to the registered holder a new Warrant Certificate evidencing the Warrants not so exercised.

         No payment or adjustment will be made for any cash dividends, whether paid or declared, on any Shares issuable upon exercise of a Warrant. The Company shall not be required to issue fractions of Shares or any certificates which evidence fractional Shares. In lieu of a fractional Share, if any, the Company shall pay to the registered holder of a Warrant with regard to which the fractional Share would be issuable, an amount in cash equal to the same fraction of the current market value (as determined pursuant to the Warrant Plan) of a Share.

         The Company may deem and treat the registered holder of this Warrant Certificate as the absolute owner hereof and of the Warrants represented by this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purposes of any exercise of such Warrants and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         Prior to the exercise of the Warrants represented hereby, the registered holder of this Warrant Certificate, shall not be entitled to vote on or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, and nothing contained in the Warrant Plan or herein shall be construed to confer upon the holder of this Warrant Certificate any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders or to receive dividends or subscription rights or otherwise.

                              ELECTION TO EXERCISE

         The undersigned hereby irrevocably elects to exercise Warrants evidenced by this Warrant Certificate, to purchase full Shares of the Common Stock of the Company ("Shares") and herewith tenders payment for such Shares in the amount of $________________ in accordance with the terms hereof. The undersigned requests that a certificate representing such Shares be registered as directed below. If said Shares are fewer than all the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the right to purchase the balance of the Shares be registered in the name of the undersigned.


________________________________________
Name (Please Print)

________________________________________
Address (Please Print)


______________________________________       ___________________________________
(Social Security or Other Taxpayer           Signature of Registered Holder
Identification Number)                       of Warrant





Date: _____________________

                                              Medallion Signature Guarantee

         NOTE: The above signature of the Registered Holder must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.